EXHIBIT 5.1

September 6, 2005

4Kids Entertainment, Inc.
1414 Avenue of the Americas
New York, NY 10019

Re: 4Kids Entertainment, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to 4Kids Entertainment, Inc., a New York corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an aggregate of 600,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), all of which may be issued in connection with awards granted pursuant to the Company’s 2005 Long-Term Incentive Compensation Plan (the “Plan”).

In connection with the above, we have reviewed the Company’s certificate of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectus and such other documents and proceedings as we have deemed appropriate. We have also examined such certificates of the Company’s officers and other persons or entities, including certificates of public officials, as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth therein.

        On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the State of New York, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

        Very truly yours,

      /s/ KAYE SCHOLER LLP